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                                                                    EXHIBIT 23.2


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan, 1995 Outside Directors Stock Option Plan and 1996 Employee Stock Purchase Plan of IKOS Systems, Inc. of our report dated October 27, 1998, with respect to the consolidated financial statements and schedule of IKOS Systems, Inc. included in its Annual Report (Form 10-K) for the year ended October 3, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Ernst & Young LLP
San Jose, California
February 5, 1999